Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brocade Communications Systems, Inc.:
We consent to the incorporation by reference in the registration statements on Form S‑8 (Nos. 333-181851, 333‑158874, 333-156413, 333-156140, 333‑143053, 333‑140334, 333‑129909, 333‑129908, 333‑117897, 333‑103571, 333‑100797, 333‑72480, 333‑64260, 333‑53734, 333‑39126, 333‑95653, and 333‑85187) and Form S-3 (333-153208) of Brocade Communications Systems, Inc. of our reports dated December 16, 2013 with respect to the consolidated balance sheets of Brocade Communications Systems, Inc. and subsidiaries as of October 26, 2013 and October 27, 2012 and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three‑year period ended October 26, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 26, 2013, which reports appear in the 2013 annual report on Form 10‑K of Brocade Communications Systems, Inc.

/s/ KPMG LLP

Santa Clara, California
December 16, 2013